Exhibit 10.1

BLOCKCHAIN SOFTWARE DEVELOPMENT AND COLLABORATION AGREEMENT

This Blockchain Software Development And Collaboration Agreement (“Agreement”) is made effective on the 6th day of June of 2018 (hereinafter referred to as “Effective Date”) by and between Bengala Technologies, LLC. a Company (hereinafter referred to as “Company”) having its registered office at 3030 N. Rocky Point Dr. STE 150A, Tampa, FL 33607,

AND

International Spirits and Beverage Group, Inc., a Company (hereinafter referred to as “Client”) having its registered office at 8300 FM 1960 West, Suite 450 Houston, TX 77070

WHEREAS,

A. Client desires to have block chain software (hereinafter referred to as “Software”) developed by Company;

B. Company represents that it has the expertise to develop such a software; and

C. Company desires to develop software for Client upon the terms and conditions hereinafter set forth;

D. The parties wish to evidence their contract in writing.

E. The Parties are duly authorized and have the capacity to enter into and perform this Contract;

F. Client affirms to understand all of the provisions contained in this agreement, and in case client requires clarification as to one or more of the provisions contained herein, the client has requested clarification or otherwise sought legal guidance.

NOW, THEREFORE, in consideration of the mutual covenants and promises herein set forth, the parties hereby agree as follows:

1.	DEFINITIONS:

1.1. “Product” shall mean the software program to be developed by Company pursuant to this Agreement in accordance with the Specifications, together with user manuals,

other documentation and any other ancillary materials to be developed by Company pursuant hereto.

1.2. “Specifications” shall mean the specifications for the Product as directed by Client, together with any additional specifications or modifications to the specifications that may be agreed to in writing by the parties during the term of this Agreement.

1.3. “Intellectual Property” shall mean all intellectual property other than the Technology owned by Company prior to the Effective Date or licensed to Company by a third party, and used in the development of the Product.

Other capitalized terms shall have the meanings ascribed to them in the body of this Agreement.

2.	TERMS AND CONDITIONS:

2.1. DEVELOPMENT OF THE PRODUCT: Client hereby appoints Company to exclusively design and develop the product, and the Company hereby agrees to design and develop the Product in accordance with

(i) the project outline set forth on the Scope of Work and the Product Specifications (Exhibit A) developed jointly by Client and Company.

The parties shall work together in a joint effort to accomplish the tasks and objectives set forth in the Product Specifications. Company shall be responsible for delivering and performing all the professional services related to the development of the product.

2.2. CHANGE ORDERS: In the event Client desires to make any modifications to the Product Specifications or a deliverable, Client must provide a detailed change order in writing. This may be provided in the form of email, certified letter, or via technologies and/or tools provided by Company. In the event of a conflict between the terms of this Agreement and a Change Order, the terms of this Agreement shall govern.

2.3. SUPPORT AND MAINTENANCE: Any support and maintenance services, updates, versions, or new releases shall be contracted under a separate agreement between Company and Client. Maintenance and support rights or obligations for any third party products or equipment that are used in the Product and are available through the respective vendor(s)/manufacture(s) of such content and equipment shall be assigned by Company to Client. Company shall not use any intellectual property of any third-party in the Product without Client’s written consent.

2.4. CLIENT RESPONSIBILITIES: Client agrees to perform all tasks assigned to Client as set forth in this Agreement, the Product Specifications, or a Change Order, and to provide all assistance and cooperation to Company in order to complete timely and efficiently the Product. Company shall not be deemed in breach of this Agreement, the Product Specifications, a Change Order, or any milestone in the event Company’s failure to meet its responsibilities and time schedules is caused by Client’s failure to meet (or delay in) its responsibilities and time schedules set forth in the System Specifications, Change Order, or this Agreement. In the event of any such failure or delay by Client,

(i) all of Company’s time frames, milestones, and/or deadlines shall be extended by the product of the number of days of Client’s failure multiplied by two (2); and

(ii) Client shall continue to make timely payments to Company as set forth in this Agreement, the Product Specifications, and any Change Order(s) as if all time frames, schedules, or deadlines had been completed by Company. Client shall be responsible for making, at its own expense, any changes or additions to Client’s current systems, software, and hardware that may be required to support operation of the Product. Unless otherwise contracted with Company or reflected in a Change Order, Client shall be responsible for initially populating and then maintaining any databases on the Product as well as providing all content for the Product. With the execution of a Change Order specifically asking Company to assesses the Client’s systems, software and hardware from time to time, Company may agree to perform this function at normal Company rates.

2.5. PROJECT MANAGERS: Client and Company shall assign a Project Manager each for managing the implementation of the Product. The Project Managers shall be responsible for: (i) managing the day-to-day activities under this Agreement,

(ii) serving as liaisons between the parties,

(iii) assigning and scheduling the appropriate personnel to perform all of the required services under this Agreement, and

(iv) authorizing and executing any and all Change Order(s).

Client hereby acknowledges and agrees that the Client Project Manager shall have the proper authority and power to execute and perform the duties and responsibilities set forth in this Section. Company hereby acknowledges and agrees that the Company Project Manager shall have the proper authority and power to execute and perform the duties and responsibilities set forth in this Section.

2.6. ASSIGNMENT OF PROJECT: Company reserves the right, and Client hereby agrees, to assign subcontractors to this project to insure that the terms of this agreement are met as well as on-time completion.

2.7. MARKETING: Client hereby grants Company the right to use the name and service marks of Client in its marketing materials or other oral, electronic, or written promotions, which shall include naming Client as a client of Company and a brief scope of services provided. Any use of Company logos or links on Client’s Product must be approved in writing by Client. Either party may elect to issue a press release related to this Agreement. In doing so, any release shall be approved by the other party and such approval shall not be unreasonably withheld.

2.8. COMPATIBILITY: Unless otherwise specifically identified in the System Specifications or a Change Order, the Web Site is compatible solely with the domestic versions of:

(i) Internet Explorer version 8.0 and higher,

(ii) Firefox 4.0 and higher,

(iii) Safari - latest version,

(iv) Chrome - latest version.

3. FEES, EXPENSES, AND PAYMENT.

3.1. EXPENSES: Client shall reimburse Company for reasonable out-of-pocket travel expenses (collectively, “Expenses”), including transportation, lodging, mileage, and meals incurred in rendering Company’s professional services. Company shall obtain Client’s prior written authorization before incurring any individual expense. All Expenses not paid directly by Client shall be paid within fourteen (14) days of receipt of Company’s invoice. All Expense reimbursements shall be made at Company’s direct out-of-pocket costs, without any mark up for overhead, administrative costs, or otherwise.

3.2. FEES: Client agrees to pay Company an amount of $72000(Seventy Two Thousand) for the development of the Product, which shall be paid in various instalments. The Client shall pay $30,000(Thirty Thousand) to the Company as the first instalment on the day of 6th of June 2018. The remaining amount shall be paid by the Client in three equal instalments of $14,000 (Fourteen thousand) each in the next three (3) months. Client shall pay Company $45 (Forty Five) per hour for any services rendered after the development of the product.

3.3. PROFIT SHARING: The client shall pay the company 30% profit out of the operations and any income generated of this project.

3.4. TAXES: Client shall pay, reimburse, and/or hold Company harmless for all sales, use, transfer, privilege, tariffs, excise, and all other taxes and all duties, whether international, national, state, or local, however designated except income taxes, which are levied or imposed by reason of the performance of the professional services under this Agreement or by use of the Product, except income taxes.

3.5. OTHER FEES: Unless otherwise provided in this Agreement or in a Change Order, payment for all other services rendered by Company shall be contracted under a separate agreement between Company and Client.

3.6. FORM OF PAYMENT: All payments made to Company under this Agreement shall be in United States currency in the form of company check, cashier’s check, or electronic wire transfer.

3.7. PAYMENT OF INVOICES: All invoices shall be paid by Client within fourteen (14) days of receipt. Payments not made within such time period shall be subject to late charges equal to the lesser of

(i) one and one-half percent (1.5%) per month of the overdue amount or

(ii) the maximum amount permitted under applicable law. Company may suspend all services on seven (7) days written notice until the amounts outstanding are paid in full.

4. INTELLECTUAL PROPERTY RIGHTS AND LICENSE:

4.1. PRODUCT: All materials, including, but not limited to, software, programs, source code and object code, comments to the source or object code, specifications, documents, abstracts and summaries thereof (collectively, the “Products”) developed by Company in connection with the provision of the Services to Client, or jointly by Client and Company, or by Company pursuant to specifications or instructions provided by Client, shall be owned jointly by the Company and the Client. The Client and the Company agree and acknowledge that the product shall be the joint property of the Client and the Company and all right, title and interest in and to the Products, including, without limitation, all patent and copyright interests shall belong to both the Company and the Client. Company and Client acknowledge that the Products shall be deemed “works made for hire”.

4.2. PRE-EXISTING INTELLECTUAL PROPERTY: Notwithstanding any provision of this Agreement to the contrary, any routines, methodologies, processes, libraries, tools or technologies created, adapted or used by Company in its business generally, including all associated intellectual property rights (collectively, the “Development Tools”), shall be and remain the sole property of Company, and Customer shall have no interest in or claim to the Development Tools, except as necessary to exercise its rights in the Products. In addition, notwithstanding any provision of this Agreement to the contrary, Company shall be free to use any ideas, concepts, or know-how developed or acquired by Company during the performance of this Agreement to the extent obtained and retained by Company’s personnel as impression and general learning. Subject to and limited by Client’s intellectual property rights described in Section 4.1 above, nothing in this Agreement shall be construed to preclude Company from using the Development Tools for use with third parties for the benefit of Company.

4.3. THIRD PARTY LICENSES: In addition to any other fees set forth in this Agreement, Client shall be required to purchase any applicable third party licenses for any third party products that are necessary for Company to design and develop the

Product. Such third party products may include, but are not limited to: server-side applications, clip art, “back-end” applications, music, stock images, or any other copyrighted work which Company deems necessary to purchase on behalf of Client to design and develop the Product. In the event any such third party product exceeds $250.00 per product (or $3000.00 in the aggregate), Company shall obtain Client’s prior written consent before incorporating such third party product into the Product. Company shall provide Client with a list of all third party products upon launch of the Product.

5. TERMS AND TERMINATION:

5.1. TERM: This Agreement shall be effective as of the Effective Date and shall continue in effect until complete payment of the Fee upon development of the product by the Company in conformity with the Scope of Work as mentioned and Product specifications as mentioned in exhibit A or until earlier terminated by either or both the parties.

5.2. TERMINATION FOR CAUSE: This Agreement may be terminated by either party upon written notice to the other, if the other party breaches any material obligation provided hereunder and the breaching party fails to cure such breach within thirty (30) days of receipt of the notice.

5.3. EFFECT OF TERMINATION: Client shall pay Company for all services rendered and work performed up to the effective date of termination for any reason subject to Client’s rights to only pay fair value if Client terminates for cause. Company shall provide Client with an invoice for the foregoing fees within thirty (30) days of the effective date of the termination. Client shall pay the invoice within fourteen (14) days of receipt.

5.4. RETURN OF PROPRIETARY OR CONFIDENTIAL INFORMATION: Within ten (10) days after the termination or expiration of this Agreement, each party shall return to the other all Proprietary or Confidential Information of the other party (and any copies thereof) in the party’s possession or, with the approval of the party, destroy all such Proprietary or Confidential Information. “Proprietary or Confidential Information” shall include, but is not limited to, written or oral contracts, trade secrets, know-how, business methods, business policies, memoranda, reports, records, computer retained information, notes, or financial information. Proprietary or Confidential Information shall not include any information which: (i) is or becomes generally known to the public by any means other than a breach of the obligations of the receiving party;

(ii) was previously known to the receiving party or rightly received by the receiving party from a third party;

(iii) is independently developed by the receiving party; or

(iv) is subject to disclosure under court order or other lawful process.

6. LIMITED WARRANTIES:

6.1. PRODUCT: Company warrants that for a period of six months from launch of the Product, the Product will operate in accordance with all the material terms of the Product Specifications. All warranty claims not made in writing within such period shall be deemed waived. As the sole and exclusive remedy of Client for breach of the foregoing warranty, Company shall, at its option, either correct the nonconformity or refund to Client the dollar amount attributable to the number of actual hours Company spent developing the defective portion of the Product. Company shall not be liable for failures caused by third party hardware or software (including Client’s own systems), misuse of the Product, or the negligence or willful misconduct of Client.

6.2. PERFORMANCE OF PROFESSIONAL SERVICES: Company warrants that the professional services will be performed in a workmanlike and professional manner by appropriately qualified personnel.

Notwithstanding the above, Client’s exclusive remedies for all damages, losses, and causes of actions whether in contract, tort including negligence or otherwise, shall not exceed the aggregate dollar amount which Client paid during the term of this Agreement.

7. LIMITATION OF LIABILITY

Under no circumstances shall Company, its contracted providers, officers, agents, or anyone else involved in creating, producing, or distributing Client’s Product be liable for any direct, indirect, incidental, special or consequential damages that result from the use of or inability to use the Product; or that results from mistakes, omissions, interruptions, deletion of files, errors, defects, delays in operation, or transmission or any failure of performance, whether or not limited to acts of God, communication failure, theft, destruction or unauthorized access to Client’s records, programs or services. Client hereby acknowledges that this paragraph shall apply to all content on said Hosting Service. THE TOTAL LIABILITY FOR ALL DAMAGES, LOSSES, AND CAUSES OF ACTION (WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE) TO THE OTHER SHALL NOT EXCEED THE DEVELOPMENT PRICE (AS DEFINED IN SECTION 3.2 ). THIS LIMITATION OF LIABILITY SHALL APPLY EVEN IF THE EXPRESS WARRANTIES SET FORTH ABOVE FAIL IN THEIR ESSENTIAL PURPOSE.

8. SELL OFF

In case of selling off of the product the Company will be entitled to 30% of the value of the product.

9. THIRD PARTY DISCLAIMER:

COMPANY MAKES NO WARRANTY OF ANY KIND, WHETHER EXPRESS OR IMPLIED, WITH REGARD TO ANY THIRD PARTY PRODUCTS, THIRD PARTY CONTENT OR ANY SOFTWARE, EQUIPMENT, OR HARDWARE OBTAINED FROM THIRD PARTIES.

10. INDEMNIFICATION OBLIGATIONS:

10.1. CLIENT INDEMNITY: Client agrees that it shall defend, indemnify, save and hold Company harmless from any and all demands, liabilities, losses, costs and claims, including reasonable attorneys’ fees, (collectively “Liabilities”) asserted against Company, its contracted providers, agents, Clients, servants, officers and employees, that may arise or result from any service provided or performed or agreed to the performance of any product sold by Client, its agents, employees or assigns. Client agrees to defend, indemnify and hold harmless Company against Liabilities arising out of

(i) any injury to any person or property caused by any products sold or otherwise distributed in connection with the Product;

(ii) any material supplied by Client infringing or allegedly infringing on the proprietary rights of a third party; or

(iii) copyright infringement and/or litigation regarding content-related disputes.

10.2. COMPANY INDEMNITY: Company shall indemnify and hold harmless Client (and its subsidiaries, affiliates, officers, agents, co-branders or other partners, and employees) from any and all claims, damages, liabilities, costs, and expenses (including, but not limited to, reasonable attorneys’ fees and all related costs and expenses) incurred by Client as a result of any claim, judgment, or adjudication against Client arising from a claim that Client’s use of the Company’s Content, as permitted under this Agreement, infringes Intellectual Property rights of a third party or arising from a claim which results from Company’s breach of the warranties and agreements contained in this Agreement. To qualify for such defence and payment, Client must:

(i) give Company prompt written notice of a claim; and

(ii) allow Company to control, and fully cooperate with Company in, the defence and all related negotiations.

Company shall have no obligation to indemnify Client under this Section to the extent the infringement arises from

(i)	the Client Content,

(ii)	specifications provided by Client or its agents;

(iii)	derivative works of the Product created by Client,

(iv)	use of the Product in combination with non-Company approved third party products, including hardware and software,

(v)	modifications or maintenance of the Product by a party other than Company,

(vi)	misuse of the Product, and

(vii)	failure of Client to implement any improvement or updates to the Product, if the infringement claim would have been avoided by the use of the improvement or updates.

10.3. Promptly after receipt by a person entitled to indemnification pursuant to the foregoing Section 10.1 or 10.2 (the “Indemnified Party”) of notice of the commencement of any action, the Indemnified Party will, if a claim in respect thereof is to be or has been made against a party who has agreed to provide indemnification under Section 10.1 or 10.2 (an “Indemnifying Party”), promptly notify in writing the Indemnifying Party of the commencement thereof; but the omission to so notify the Indemnifying Party will not relieve it from any liability which it may have to the Indemnified Party except to the extent the Indemnifying Party is prejudiced by the delay or failure to notify it. In case any such action is brought against an Indemnified Party, and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate in, and, to the extent that it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defence thereof, subject to the provisions herein stated, with counsel reasonably satisfactory to the Indemnified Party, and after notice from the Indemnifying Party to the Indemnified Party of its election to so assume the defence thereof, the Indemnifying Party will not be liable to the Indemnified Party under this Section 9 for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defence thereof other than reasonable costs of investigation. The Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defence thereof, but the fees and expenses of such counsel shall not be at the expense of the Indemnifying Party if the Indemnifying Party has assumed the defence of the action with counsel reasonably satisfactory to the Indemnified Party; provided that the fees and expenses of such counsel shall be at the expense of the Indemnifying Party if (i) the employment of such counsel has been specifically authorized in writing by the Indemnifying Party or (ii) the named parties to any such action (including any impleaded parties) include both the Indemnified Party or parties and the Indemnifying Party and, in the judgement of counsel for the Indemnified Party, it is advisable for the Indemnified Party or parties to be represented by separate counsel (in which case the Indemnifying Party shall not have the right to assume the defense of such action on behalf of the Indemnified Party or parties, it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for the Indemnified Party or parties. No settlement of any action against an Indemnified Part shall be made without the consent of the Indemnifying Party and no Indemnifying Party, in the defence of any such claim or action, shall, except with the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. If the Indemnified Party fails to execute a release or other settlement agreement under circumstances where all of the conditions of the preceding sentence have been met, the Indemnifying Party shall have no further obligation to the Indemnified Party pursuant to this Agreement or otherwise.

11. CONFIDENTIALITY

The parties agree to hold each other’s Proprietary or Confidential Information in strict confidence. The parties agree not to make each other’s Proprietary or Confidential Information available in any form to any third party or to use each other’s Proprietary or Confidential Information for any purpose other than as specified in this Agreement. Each party’s Proprietary or Confidential Information shall remain the sole and exclusive property of that party. The parties agree that in the event of use or disclosure by the other party other than as specifically provided for in this Agreement, the non-disclosing party may be entitled to equitable relief. Notwithstanding termination or expiration of this Agreement, Company and Client acknowledge and agree that their obligations of confidentiality with respect to Proprietary or Confidential Information shall continue in effect for a total period of three (3) years from the Effective Date.

12. FORCE MAJEURE

Except with regard to payment obligations, either party shall be excused from delays in performing or from failing to perform its obligations under this Agreement to the extent the delays or failures result from causes beyond the reasonable control of the party, including, but not limited to: default of subcontractors or suppliers; failures or default of third party software, vendors, or products; acts of God or of the public enemy; U.S. or foreign governmental actions; strikes; communications, network/internet connection, or utility interruption or failure; fire; flood; epidemic; and freight embargoes.

13. CHOICE OF LAW; VENUE; LIMITATION OF ACTIONS

This Agreement shall be governed and construed in accordance with the laws of the United States and the State of Florida and the parties consent to the sole and exclusive jurisdiction of the state courts and U.S. federal courts having jurisdiction in state of Florida, for any dispute arising out of this Agreement. No action by Company or Client arising under this Agreement may be brought at any time more than two (2) years after the facts occurred upon which the cause of action arose.

14. INDEPENDENT CONTRACTOR STATUS

The relationship of Company and Client will be that of an independent contractor, and neither Company nor any employee of Company will be deemed to be an agent or employee of Client.

15. NOTICES

Any written notice or demand required by this Agreement shall be sent by registered or certified mail (return receipt requested), personal delivery, overnight commercial carrier, or other guaranteed delivery to the other party at the address set forth herein. The notice shall be effective (a) as of the date of delivery if the notice is sent by personal delivery, overnight commercial courier or other guaranteed delivery, and (b) as of five (5) days after the date of posting if the notice is transmitted by registered or certified mail.

16. ENTIRE AGREEMENT

This Agreement and all exhibits, schedules, and Change Order(s) set forth the entire agreement between the parties with regard to the subject matter hereof. No other agreements, representations, or warranties have been made by either party to the other with respect to the subject matter of this Agreement, except as referenced herein. This Agreement may be amended only by a written agreement signed by both parties.

17. DISPUTES

Client and Company agree to make a good-faith effort to resolve any disagreement arising out of, or in connection with, this Agreement through negotiation. Should the parties fail to resolve any such disagreement within ten (10) days, any controversy or claim arising out of or relating to this Agreement, including, without limitation, the interpretation or breach thereof, shall be submitted by either party to arbitration in court in state of Florida and in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall be conducted by one arbitrator, who shall be (a) selected in the sole discretion of the American Arbitration Association administrator and (b) a licensed attorney with at least ten (10) years experience in the practice of law and at least five (5) years experience in the negotiation of technology contracts or litigation of technology disputes. The arbitrator shall have the power to enter any award that could be entered by a judge of the state courts of Florida sitting without a jury, and only such power, except that the arbitrator shall not have the power to award punitive damages, treble damages, or any other damages which are not compensatory, even if permitted under the laws of the State of Florida or any other applicable law. The arbitrator must issue his or her resolution of any dispute within thirty (30) days of the date the dispute is submitted for arbitration. The written decision of the arbitrator shall be final and binding and enforceable in any court having jurisdiction over the parties and the subject matter of the arbitration. Notwithstanding the foregoing, this Section shall not preclude either party from seeking temporary, provisional, or injunctive relief from any court.

18. SEVERABILITY

In the event that a court finds any provision of this Agreement invalid and/or unenforceable, the parties agree that the remaining provisions shall remain valid and in force.

19. WAIVER

Neither party shall be deemed by mere lapse of time (without giving notice or taking other action hereunder) to have waived any breach by the other party of any of the provisions of this Agreement. Further, the waiver by either party of a particular breach of this Agreement by the other party shall not be construed as, or constitute, a continuing waiver of such breach, or of other breaches of the same or other provisions of this Agreement.

20. SURVIVAL

The following provisions shall survive termination or expiration of this Agreement: Sections 3 (Fees, Expenses, and Payment), 4 (Intellectual Property Rights and License), 5 (Term and Termination), 6 (Limited Warranties), 7 (Limitation of Liability), 8 (Sell Off), 9 (Third Party Disclaimer), 10 (Indemnification obligations) 11 (Confidentiality), 13 (Choice of Law; Venue; Limitation of Actions), 17 (Disputes), and 20 (Survival).

21. DAYS

Unless indicated otherwise, all references to “days” shall mean calendar days.

22. APPROVAL

This Agreement shall not be binding upon both the parties until it has been signed by an officer of either party.

23. TRADEMARKS

The Client unconditionally warrants and guarantees that any elements of text, graphics, photos, designs, trademarks, or other artwork furnished to Company and/or its assigns for inclusion in the Product are owned by the Client, or that the Client has permission from the rightful owner to use each of these elements, and will hold harmless, protect, indemnify and defend Company its assigns and its subcontractors from any liability

(including attorney’s fees and court costs), including any claim or suit, threatened or actual, arising from the use of such elements furnished by the Client.

24. THIRD PARTY SOFTWARE

Additionally, in the event Client elects to install or seek assistance from Company in connection with the installation of any third-party software, the following terms shall apply. Client represents and warrants that Client has the right to use and install the third-party software, and have paid the applicable licensing fees for the third party software, and the third-party software does not and shall not infringe on the intellectual property rights of any other person or entity. Client agrees to defend, indemnify and hold harmless Company and its employees, officers and directors for, from and against any and all claims brought against Company and its employees, officers and directors by a third-party alleging the software infringes:

(i) the third-party’s rights; or

(ii) a U.S. patent, trademark, copyright or other intellectual property right. Client agree that in such an event Client shall pay all resulting costs, damages, expenses and reasonable attorneys’ fees that a court awards and settlements incurred by Company in connection with any such claims.

25. LAW AFFECTING ELECTRONIC COMMERCE

The client agrees that the client is solely responsible for complying with such laws, taxes, and tariffs, and will hold harmless, protect, and defend Company and its subcontractors from any claim, suit, penalty, tax, or tariff arising from the client’s use of Internet electronic commerce. Company warrants that it will secure, as needed on e-commerce sites, a valid SSL certificate on any site which will transmit, receive, process or have access to sensitive data of any sort.

26. LAWFUL PURPOSE

Client may only use the Product for lawful purposes.

27. ASSIGNMENT

Neither party may not assign this Agreement or any of its rights or obligations or the license hereunder, without the prior written consent of the other.

28. RESERVATION OF RIGHTS

Company reserves all rights not specifically granted herein.

29. REMEDIES NOT EXCLUSIVE

The remedies available to the parties under this Agreement are cumulative and not exclusive to each other, and any such remedy will not be deemed or construed to affect any right which either of the parties is entitled to seek at law, in equity or by statute.

30. CHOICE OF LAW AND JURISDICTION

This Agreement will be governed and interpreted by the laws of the jurisdiction of the State of Florida, without regard to its conflicts of law provisions. The parties hereby irrevocably and unconditionally agree to the non-exclusive jurisdiction of the courts of the jurisdiction of the State of Florida, and all courts competent to hear appeals there from. funds

31. INVESTMENT BY THE CLIENT

The client shall be entitled to investment money, Pre-ICO Costs and ICO Costs from the funds generated from any income that comes first including income of Pre- ICO sales, ICO Token sales and/or income from software.

IN WITNESS WHEREOF, Company and Client have executed this Agreement effective as of the date and year first written above.

FOR AND ON BEHALF OF COMPANY

DocuSigned by:	6/6/2018 5:49:38 PM PDT
Signature:	.
C353E9D6A655417...

Name: Arnaldo Detrés

E-mail address: adetres@bengalatech.io.

FOR AND ON BEHALF OF CLIENT

DocuSigned by:	6/6/2018 5:51:09 PM PDT
Signature:	.
CF971E35D56248E...

Name: Alonzo Pierce.

E-mail address: apierce@isbg.global.

EXHIBIT A

SCOPE OF WORK and PRODUCT SPECIFICATIONS

As per the knowledge of the company these are main part of this project:

a) Architecture development based on defined protocol.

b) Proof of Concept, Proof of stake and Smart Token development .

c) Smart Contract development .

d) Decentralization.

e) Listing on exchange and working on defined parameters with each exchange separately (We already have partner exchanges that we have worked with before)

f) Value and order Monitoring, Order management, storage of Tokens, exchange value setup algorithm

g) Security protocol and damage management

h) Protection plan to protect tokens / burn tokens, mining and storage

Project Schedule

1.

During First quarter of the development timeframe Company will analyze market as well the demands to implement our project in the block chain industry as well as start developing chain and move ahead with the development of the algorithms.

2.

During Second quarter Company will develop the tokens and implement the algorithms. The process of decentralizing the block chain will be done during this quarter. The project will be prepared to be ready for Pre- ICO funding. Marketing Campaign to prepare Product for the market as well to build the “hype” needed and to reach the consumer will be in full action.

3.

Following the completion of the actual ICO process Company will be partnering up with well known crypto currency exchanges to list Product as well as for liquidity of investors to start creating momentum and creating value to the product that will be used in our block chain.

4.

Third quarter of development we will be monitoring orders, managing orders, setting up the exchange value algorithm and developing the storage of tokens as well as finalizing the security protocol and damage management.

5.

In the final stage of development the focus of the project will be setting up a protection plan to protect assets, burning the unsold tokens as part of the process off any ICO to retain value and gain trust of the community that follows our project. Then we will be setting up the mining and storage of future tokens.

EXHIBIT B

PROJECT MATERIALS NEEDED

1.	One Macbook Pro with 1tb in storage capacity (For project use only)

2.	3 External hard drives Samsung T5 1tb each

3.	One Github Business Private Account ($1512.00 2 years/3 user licenses)

EXHIBIT C

Pre- ICO and ICO

Cost for Pre ICO and ICO as well as for compliance will be quoted under a different agreement in reference to the quotes given by third party services and legal guidance services in order to be in full compliance with the law.

Structuring of ICOs

– Analyses of business plan and related funding requirements

– Discussion of token model and compliance with regulatory requirements

– Definition of Risk/ Reward profile for participation in an ICO

– Review of Terms and Conditions with regard to participation in an ICO, etc.

– Investigations of regulatory aspects in other jurisdictions

(e.g. SEC regulations) related to a ICO

– Categorization of revenues from token sale

– Analysis of possible income tax and

VAT implications related to income from ICO

– Definition of legal and tax structure

– Workshop

– White paper review meeting

– Communication with relevant authorities

– Drafting of white paper, legal

clauses and terms of token sale

Blockchain and Crypto Currency Services

– Close collaboration with the Local Financial Market

Supervisory Authority and tax authorities

Side services

– Introduction to experts for distributed ledger technology

aspects of the token sale

– Introduction to banks which handle proceeds from

funding

– Coordination with specialists for listing of the tokens on crypto exchanges

– Accounting and payroll advice, employment matters and

outsourcing service

– Incorporation services

– AML tracing of crypto currencies

– Tax compliance services for blockchain and ICO structures

– Explaining the business model to authorities

– Obtaining tax rulings with

Local Tax Authorities (for income tax) and Federal Tax Authorities (for withholding tax, stamp duties and VAT) – if applicable

– Obtaining non disclosure letter

Individuals

tax situation

– Structuring of the income from blockchain activities

– Relocation and preferred taxation regime advice (lump-sum taxation)

– Tax compliance services for individuals (incl. tax treatment of Tokens, Coins and Crypto Currencies)

– Multidisciplinary workshop

– Process flows

– Policies, contracts and tax rulings

– Tax declaration